Exhibit 11

                  Aerial Communications, Inc. and Subsidiaries
                    Computation of Earnings Per Common Share
                    (in thousands, except per share amounts)


Three Months Ended September 30,                            1998         1997
------------------------------------------------------   ---------    ---------
Basic Earnings Per Common Share:
    Net (Loss)                                           $ (79,137)   $ (76,598)
                                                         =========    =========
    Weighted average number of Common and Series A
        Common Shares Outstanding (1)                       71,735       71,559
                                                         =========    =========
Basic Earnings Per Common Share
    Net (Loss)                                           $   (1.10)   $   (1.07)
                                                         =========    =========
Diluted Earnings Per Common Share (2):
    Net (Loss)                                           $ (79,137)   $ (76,598)
                                                         =========    =========
    Weighted average number of Common and Series A
        Common Shares Outstanding (1)                       71,735       71,559
                                                         =========    =========
Diluted Earnings Per Common Share
    Net (Loss)                                           $   (1.10)   $   (1.07)
                                                         =========    =========

Nine Months Ended September 30,                             1998         1997
------------------------------------------------------   ---------    ---------
Basic Earnings Per Common Share:
    Net (Loss)                                           $(255,532)   $(154,413)
                                                         =========    =========
    Weighted average number of Common and Series A
        Common Shares Outstanding (1)                       71,701       71,481
                                                         =========    =========
Basic Earnings Per Common Share
    Net (Loss)                                           $   (3.56)   $   (2.16)
                                                         =========    =========
Diluted Earnings Per Common Share (2):
    Net (Loss)                                           $(255,532)   $(154,413)
                                                         =========    =========
    Weighted average number of Common and Series A
    Common Shares Outstanding (1)                           71,701       71,481
                                                         =========    =========
Diluted Earnings Per Common Share
    Net (Loss)                                           $   (3.56)   $   (2.16)
                                                         =========    =========


(1) Weighted average number of Common and Series A Common Shares outstanding was calculated based on the number of shares outstanding during the period.

(2) The Company adopted in 1997 Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Common Share". The implementation of SFAS No. 128 had no effect on reported (Loss) per Common and Series A Common Share due to the current Net (Loss).

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